SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-3

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                              NETWORKS NORTH, INC.
                             f/k/a NTN CANADA, INC.
--------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)

            New York                                         11-2805051
-------------------------------                          -------------------
(State or other jurisdiction of                           (I.R.S. Employer
incorporation or organization)                           Identification No.)

                                 14 Meteor Drive
                           Etobicoke, Ontario M9W 1A4
                                 (416) 675-6666
--------------------------------------------------------------------------------
               (Address, including zip code, and telephone number,
                 including area code, or registrant's principal
                               executive offices)

                            Frederick M. Mintz, Esq.
                              Mintz & Fraade, P.C.
                               488 Madison Avenue
                               New York, NY 10022
                                 (212) 486-2500
--------------------------------------------------------------------------------
       (Name, address, including zip code, and telephone number, including area code, of agent for service)

Approximate date of commencement of proposed sale of the securities to the public:
      As soon as practicable after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                         CALCULATION OF REGISTRATION FEE

                                   Proposed        Proposed
   Title of                        maximum         maximum
securities to    Amount to be   offering price     aggregate        Amount of
be registered   registered (1)   per share (2)  offering price  registration fee
--------------------------------------------------------------------------------
   Common
 Stock, par
    value
   $0.0467        1,359,301         $3.125       $4,247,815.6       $1,253.10
--------------------------------------------------------------------------------

(1) For the account of certain Selling Shareholders. Includes 192,857 shares of Common Stock issuable in exchange for 900,000 shares of the Company's outstanding Convertible Preferred Stock.

(2) Estimated solely for the purpose of calculating the registration fee. Pursuant to Rule 457(c) of the Securities Act, the registration fee has been calculated based upon the closing sale price as reported by NASDAQ Small-Cap Market for the Company's Common Stock on August 10, 1998.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

      This Prospectus relates to an offering by certain selling shareholders ("Selling Shareholders") of an aggregate of up to 1,359,301 shares of Common Stock of Networks North, Inc. f/k/a NTN Canada, Inc. (the "Company"). The Company will not receive any of the proceeds from the sale of Common Stock by the Selling Shareholders.

      The Common Stock may be offered from time to time by the Selling Shareholders through ordinary brokerage transactions in the over-the-counter market, in negotiated transactions or otherwise, at market prices prevailing at the time of sale or at negotiated prices.

      It should be noted that the selling shareholders may be deemed affiliates of the Company and are subject to applicable restrictions on transferability pursuant to Rule 144 which was promulgated under the Securities Act of 1933, as amended.

      The Common Stock is traded in the over-the-counter market and is quoted on the NASDAQ Small-Cap Market under the symbol NETN. On August 10, 1998, the closing sale price of the Common Stock as reported by NASDAQ was $3.125.

                               -------------------

          THE SECURITIES OFFERED HEREBY INVOLVE A HIGH DEGREE OF RISK.
                      SEE RISK FACTORS COMMENCING ON PAGE 8

                               -------------------

            THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY
                 THE SECURITIES EXCHANGE COMMISSION OR ANY STATE
                SECURITIES COMMISSION NOR HAS THE SECURITIES AND
                   EXCHANGE COMMISSION OR ANY STATE SECURITIES
                     COMMISSION PASSED UPON THE ACCURACY OR
                        ADEQUACY OF THIS PROSPECTUS. ANY
                         REPRESENTATION TO THE CONTRARY
                             IS A CRIMINAL OFFENSE.

                 The date of this Prospectus is August 10, 1998

                              AVAILABLE INFORMATION

      The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports and other information with the Securities and Exchange Commission (the "Commission"). Reports, registration statements, proxy statements and other information filed by the Company with the Commission can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, NW, Washington, D.C. 20549, and at the Commission's Regional Offices located at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661 and 7 World Trade Center, Suite 1300, New York, New York 10048. Copies of such material can be obtained from the Public Reference Section of the Commission, 450 Fifth Street, NW, Washington, D.C. 20549, at prescribed rates. The Commission maintains a World Wide Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission. The address of the World Wide Web site is http://www.sec.gov.

      The Company has filed with the Commission a registration statement on Form S-3 (herein, together with all amendments and exhibits, referred to as the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the Securities. This Prospectus which constitutes part of the Registration Statement does not contain all of the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. For further information with respect to the Company and the Securities offered hereby, reference is made to the Registration Statement and the exhibits and the financial statements, notes and schedules filed as a part thereof or incorporated by reference therein, which may be inspected at the public reference facilities of the Commission at the addresses set forth above or through the Commission's World Wide Web site.

      Statements contained in this Prospectus as to the contents of any contract or other document are not necessarily complete, and in each instance are qualified in all respects by reference to the copy of such contract or document filed as an exhibit to the Registration Statement.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

      The following documents previously filed with the Commission by the Company are incorporated herein by reference and made a part hereof:

      1. Registration Statement on Form 10-12G, as filed with the Commission on January 5, 1998;

      2. Annual Report on Form 10-K for the year ended August 31, 1997, as filed with the Commission on November 28, 1997;

      3. Quarterly Reports on Form 10-Q for the quarters ending May 31, 1998, February 28, 1998 and November 30, 1997;

      All reports and other documents subsequently filed by the registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated herein by reference and to be a part hereof from the date of the filing of such reports or other documents.

      The Company will furnish without charge to each person to whom this Prospectus is delivered, on the written or oral request of such person, a copy of any or all of the documents incorporated herein by reference, except for the exhibits to such documents. Requests should be directed to the Company at 14 Meteor Drive, Etobicoke, Ontario, Canada, M9W 1A4, telephone: (416) 675-6666.

                               PROSPECTUS SUMMARY

            The following summary is qualified in its entirety by reference to the more detailed information and financial statements, including the notes thereto, appearing elsewhere in this Prospectus or incorporated by reference herein. This Prospectus contains certain forward looking statements concerning the Company's operations, economic performance and financial condition. Such statements are subject to a number of risks and uncertainties. The Company's actual results could differ materially from those currently anticipated due to a number of factors including those identified under "Risk Factors" and elsewhere in this Prospectus.

                                   The Company

      Networks North, Inc. was originally incorporated under the laws of the State of New York on May 12, 1986 under the name Triosearch Inc. On June 9, 1988, Triosearch changed its name to NTN Canada, Inc. On March 16, 1998, NTN Canada, Inc. changed its name to Networks North, Inc. The Company presently conducts its operations through a wholly owned subsidiary, NTN Interactive Network Inc. ("NTNIN") which is the principal operating company of the entity.

      The Company, through NTNIN, currently provides its products and services through eight business units or subsidiaries. Of these eight, two are considered to be the traditional core of the Company's business, that is, directly related to multi-player interactive entertainment programs. The two traditional core business units are the Hospitality Group ("Hospitality Group") and the Corporate Events/Home Market Group. Five other units are collectively referred to as the "Magic Lantern Group," which include (i) NTNIN's wholly-owned subsidiary Magic, which is involved in the marketing and distribution of Educational video and media resources, (ii) Magic's wholly-owned subsidiary Custom Video, which is involved in the manufacturing of videotape copies, (iii) Custom Video's wholly-owned subsidiary BCLC, which is involved in the marketing and fulfilment services of educational video titles, (iv) Magic's 75%-owned subsidiary Sonoptic, which is involved in the conversion of analog video to digital video formats, and (v) Magic's 50%-owned subsidiary Viewer Services, which is involved in the inbound telemarketing and fulfilment services for television broadcasters and others. The eighth unit, Interlynx Multimedia, Inc., is involved in designing and developing educational and corporate multimedia, programming for CD-ROMs and web-sites, animation, and 3-D rendering.

                                  The Offering

Securities Offered ...................   1,359,301 shares of Common Stock

Common Stock Outstanding (1) .........   2,768,930 shares

Use of Proceeds ......................   The Company will not receive any
                                         proceeds from sales of Common Stock
                                         by the Selling Shareholders

Risk Factors .........................   Prospective investors should consider
                                         carefully certain Risk Factors relating
                                         to an investment in the Company.  See
                                         "Risk Factors."

NASDAQ Symbol ........................   NETN

----------

(1) Includes 192,857 shares of Common Stock to be issued in exchange for 900,000 shares of Preferred Stock as of the date of this Prospectus. Excludes an aggregate of 969,625 shares of Common Stock issuable upon the exercise of stock options either granted or eligible to be granted under the Company's employee stock option plans.

      It should be noted that the selling shareholders may be deemed affiliates of the Company and are subject to applicable restrictions on transferability pursuant to Rule 144 which was promulgated under the Securities Act of 1933, as amended.

Statement of Operations Data (Canadian Dollars):

                                                                Year Ended August 31,
                                -----------------------------------------------------------------------------------
                                      1997             1996             1995             1994              1993
                                      ----             ----             ----             ----              ----
Operating revenues...........   Cdn$10,351,689    Cdn$6,318,251    Cdn$4,559,382    Cdn$3,147,980     Cdn$2,770,479
Cost of sales ...............        3,395,898        2,223,916        1,701,629        1,244,462         1,268,250
Gross profit ................        6,955,791        4,094,335        2,857,753        1,903,518         1,502,229
Net income (loss) ...........          609,387          541,059          357,535           75,694            55,811
Net income (loss) per share .                 .25              .25              .21              .07               .07
Weighted average number of
 shares outstanding .........        2,441,992        2,144,175        1,699,239        1,049,244          799,971

                                           Nine Months                                        Three Months
                                           Ended May 31                                       Ended May 31
                                -------------------------------                     -------------------------------
                                      1998              1997                             1998              1997
                                      ----              ----                             ----              ----
Operating revenues              Cdn$11,143,311    Cdn$7,420,034                     Cdn$3,651,725     Cdn$2,557,706
Cost of sales                        4,317,277        2,266,251                         1,441,730           849,820
Gross profit                         6,826,034        5,153,783                         2,209,995         1,707,886
Net income (loss)                      493,798          384,704                           144,807            59,739
Net income (loss) per share                   .19              .16                               .05               .02
Weighted average number of
 shares outstanding                  2,541,311        2,441,617                         2,546,073         2,441,617

               Special Note Concerning Forward Looking Statements

      Prospective investors should carefully consider the following factors, in addition to the other information contained in this Registration Statement, in evaluating an investment in the Securities offered hereby. This Registration Statement contains forward-looking statements which involve risks and uncertainties. The Company's actual results could differ materially from those anticipated in these forward looking statements as a result of certain factors, including those set forth in the following risk factors and elsewhere in this Registration Statement.

      The ownership and trading of shares of common stock of the Company are speculative and offer a high degree of risk, including, but not necessarily limited to, the risk factors described below. One should carefully consider the following risk factors inherent and affecting the business of the Company before making an investment decision.

                                  Risk Factors

Reliance on NTN Communications, Inc. The programming for the Hospitality Group, which is engaged in the marketing and distribution of NTN Entertainment Network Services (the "Network"), is furnished by NTN Communications, Inc. of Carlsbad, California ("Communications"), and is supplied through independent transmission companies. In addition, Communications is the Company's sole supplier of selected components of Network subscriber systems including Playmakers. The Company has no equity interest in Communications and the long term viability of the Company's Network business is dependent upon the continued availability of broadcast services originating at Communications' Broadcast Center. If Communications ceases operations or terminates broadcast services, the Company believes, but cannot assure, that services of the nature, quantity, and quality currently provided by Communications would become available from others. Any interruption in broadcast services would result in an interruption in those broadcast services normally delivered to Group Subscribers. Other Company services would continue, including the availability of interactive programmes and games. The Company has not formulated plans for action which would be taken should Communications cease operations or alter the availability or terms of continued availability of broadcast services.

            Based upon its Annual Report on Form 10-K for its fiscal year ended December 31, 1997, Communications reported a net income (loss) of approximately US$(12,457,000), US$(22,952,000), US$(3,948,000) and US$(707,000) for the years ended December 1997, 1996, 1995 and 1994, respectively. Shareholders' equity was US$8,726,000, US$10,222,000 and US$33,451,000 for the years ended December 31,
1997, 1996 and 1995, respectively. At December 31, 1997, Communications held cash and cash equivalents of US$4,764,000 and held working capital of US$17,000.

      The financial statements accompanying Communications' Annual Report on Form 10-K for its fiscal year ended December 31, 1996, expressed the uncertainty of Communications' ability to carry on as a going concern. Since, December 31, 1996, the operations have not been qualified by that uncertainty by Communications' accountants.

Credit Risk of Customer Base. In common with many businesses, credit risk is dependent upon the type of customer which the Company supplies. A large percentage of the Company's customers are in the food and beverage industry which traditionally has a higher than average failure rate, which could account for the inability to collect substantial sums of monies owed to the Company each year.

Satellite Malfunctions. Due to the dependence on satellite technologies, an operating failure to one or more of the broadcast satellites depended upon by the Company could conceivably render the whole network useless for an indefinite period of time.

Dependence upon Licenses with Sports Leagues or other Companies. Pursuant to licenses with Major League Baseball, National Football League, Canadian Football League, National Hockey League, and the Canadian Olympic Association, the Company produces and delivers interactive games played in conjunction with live broadcasts of sporting events. There is no guarantee that upon the expiration of the license with the sports leagues that the licenses will be renewed. The inability to renew any of these licenses may have material adverse effects upon the Company.

Advertising. While the Company is not wholly dependant upon advertising revenue, any adverse economic condition can cause advertising and sponsorship revenues to fall to levels that could adversely affect the Company's financial condition.

No Dividends. To date, the Company has not paid any dividends on its Common Stock and it does not expect to declare or pay dividends on the Common Stock in the foreseeable future.

Dilution. Pursuant to the approval of the shareholders of the Company at the annual meeting of shareholders of the Company on February 27, 1998, the Company has replaced its Long Term Incentive Plan with a new stock option plan which increased the number of shares of the Company's Common Stock subject to employee stock option plans from 525,000 to 1,000,000. At the present time, the Company has granted to certain employees and directors of the Company options to purchase 519,500 shares of the Common Stock of the Company, of which 30,375 options have been exercised. The 489,125 granted options remaining are exercisable at the option of the grantees either at $3.00 per share, pursuant to an agreement between the Company and the grantees which lowered the exercise price of such options from an average exercise price of $4.35, provided the option holders agree to restrictions on redemption for a period of six months or, at the initial exercise price if the option holders determine not to agree to the aforementioned restriction. To the extent the market price of Common Stock at the time of exercise exceeds the exercise price, the exercise of the foregoing options will have a dilutive effect on the Company's shareholders.

            The Company has in the past and may in the future acquire one or more companies with payment with the Company's stock in lieu of cash payment. Such acquisitions will have a dilutive effect on the shares of the Company.

Indemnification of Directors and Officers. The Company has taken out insurance for each director and officer of the Company against liabilities imposed upon him (including reasonable amounts paid in settlement) and expenses incurred by him in connection with any claim made against him or any action, suit or proceeding to which he may be a party by reason of his being or having been a director or officer of the Company. The foregoing may reduce the likelihood of derivative litigation against directors and may discourage or deter shareholders or management from suing directors for breaches of their duty of care, even though such an action, if successful, might otherwise benefit the Company and its shareholders.

Technological Change. The computer and interactive industries are subject to rapid and significant technological change, and the ability of the Company to compete is dependent in large part upon its continued ability to enhance and improve its products and technologies. In order to do so, the Company must effectively utilize and expand its research and development capabilities, and, once developed, expeditiously convert new technology into products and processes which can be commercialized. The Company's competitors may succeed in tapping into markets previously monopolized by the Company by developing technologies, products and processes that render the Company's processes and products obsolete. The Company's development efforts are subject to all the risks inherent in the development of new products and technologies, including unanticipated delays, expenses, technical problems or difficulties, as well as the possible insufficiency of funds to satisfactorily complete development, which could result in abandonment or substantial change in product commercialization. There can be no assurance that product development efforts will be successfully completed on a timely basis, or at all, or that unanticipated events will not occur which would result in increased costs or material delays in product development or commercialization.

Industry Factors. Sales of the Company's products, especially the Hospitality Market, are dependant on discretionary spending by consumers, which may be adversely affected by unfavorable economic conditions. Any decrease in the level of consumer spending on Network Programming, corporate spending on the Corporate Market, or adverse conditions on any corporation or company relied upon in any way by the Company could adversely affect the Company's proposed business and prospects. The Company's future operating results will depend on numerous factors beyond its control, including the popularity of the sports leagues licensing products to the Company, the financial health of NTN Communications, Inc., local economic conditions, changes in consumer demographics, the availability and relative popularity of other forms of entertainment, and public tastes and preferences, which may change rapidly and cannot be predicted.

                                 USE OF PROCEEDS

The Company will not receive any proceeds from the sale of shares on Common Stock by the Selling Shareholders. The Company has agreed to pay certain expenses in connection with this offering, currently estimated to be approximately $29,000.00.

                           PRICE RANGE OF COMMON STOCK

      The Common Stock of the Company, par value $.0467 per share (the "Common Stock"), is traded in the over-the-counter market and is quoted on the NASDAQ SmallCap Market ("NASDAQ"), under the symbol "NETN." Set forth below is the range of high and low bid prices for shares of Common Stock for each full quarterly period within the Company's two most recent fiscal years, as derived from reports furnished by the National Association of Securities Dealers, Inc., as adjusted to give retroactive effect to the Company's three-for-two (3:2) stock split made effective August 15, 1996. The information reflects inter-dealer prices, without retail mark-ups, mark-downs or commissions and may not necessarily represent actual transactions.


                                                            Bid Prices
                                            ------------------------------------
Quarters Ended                                      High                  Low
--------------                                      ----                  ---
November 30, 1995..........................    US$4-5/12             US$3-1/4
February 29, 1996..........................       5-1/12               3-1/12
May 31, 1996...............................        6-1/2               4-7/12
August 31, 1996............................        7-1/8                4-1/4

November 30, 1996..........................            8                4-7/8
February 28, 1997..........................        5-1/4                3-7/8
May 31, 1997...............................        4-5/8                2-7/8
August 31, 1997............................        6-5/8               3-7/16

November 30, 1997..........................        6-3/8                    4
February 28, 1998..........................        4-1/2                2-3/4
May 28, 1998*..............................        3-7/8                3-1/8

* May 31, 1998, the end of the fiscal quarter of the Company, fell out on a Sunday. The last trading day of the fiscal quarter was May 28, 1998.

                  SELLING STOCKHOLDERS AND PLAN OF DISTRIBUTION

      An aggregate of up to 1,359,301 shares may be sold pursuant to this Prospectus by the Selling Shareholders. Except as described below, the Selling Shareholders have never held any position or office with the Company or had any other material relationship with the Company. The Company will not receive any of the proceeds from the sale of shares of Common Stock by the Selling Shareholders.

      The following table sets forth certain information with respect to the Selling Shareholders:

                  Beneficial
                  Ownership of                                     Percentage of
                  Shares of        Shares to be    Shares Owned    Shares Owned
Selling           Common Stock     Sold in the     After the       After the
Shareholder       Prior to Sale    Offering        Offering (1)    Offering (1)
-----------       -------------    --------        ------------    ------------
1199846 Ontario,     38,158(2)     185,448(3)              0             0
Ltd.

Karen L.             55,209         55,209                 0             0
Anderson and
Gary A. Woodill

Netstar             925,787        925,787                 0             0
Enterprises Inc.
(4)

Anor                400,357        192,857           207,500           7.6%
Management,
Ltd. (5)

(1) Assumes all of the shares offered hereby are sold by the Selling
Shareholders.

(2) Represents the first payment of stock in lieu of cash based upon two promissory notes owned by Douglas Connolly, a director of the Company. The 38,158 shares of Common Stock are beneficially owned by 1199846 Ontario, Ltd., of which Mr. Connolly is the president. One payment of 49,097 shares of Common Stock is due within the next 60 days (See (3), below).

(3) Represents five payments of stock in lieu of cash based upon two promissory notes owned by Douglas Connolly, a director of the Company. The first payment of 38,158 has already been paid (See (2), above). The remaining payments are as follows: 49,097 shares of Common Stock on August 31, 1998, 49,097 shares of Common Stock on August 31, 1999 and 49,096 shares of Common Stock on August 31, 2000.

(4) Messrs. Lorne C. Stephenson and Bart Yabsley, directors of the Company, are Senior Vice President, Administration & Corporate Affairs and General Counsel, Corporate and Secretary, respectively, of NetStar Communications Inc., parent company of NetStar Enterprises Inc. (successor in interest to Labatt Communications Inc.).

(5) Includes (a) 192,857 shares of Common Stock issuable upon conversion of the 900,000 shares of Convertible Preferred Stock held of record by Anor Management, Ltd. ("Anor"),
(b) 30,000 shares of Common Stock based upon the exercise of such number of options by Mr. Rona in May, 1998 pursuant to the Company's Long Term Incentive Plan and (c) 177,500 shares issuable upon exercise of options granted to Mr. Rona pursuant to the Company's Long Term Incentive Plan, which are currently exercisable. Mr. Rona is the President, sole director and sole shareholder of Anor.

      The Common Stock will be offered and sold from time to time as market conditions permit in the over-the-counter market, or otherwise, at prices and terms then prevailing or at prices related to the then-current market price, or in negotiated transactions. The shares offered hereby may be sold by one or more of the following methods, without limitation: (a) a block trade in which a broker or dealer so engaged will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction; (b) purchases by a broker or dealer as principal and resale by such broker or dealer for its account pursuant to this Prospectus; (c) ordinary brokerage transactions and transactions in which the broker solicits purchasers; and (d) face-to-face transactions between sellers and purchasers without a broker-dealer. In effecting sales, brokers or dealers engaged by the Selling Shareholder may arrange for other brokers or dealers to participate. Such broker or dealers may receive commissions or discounts from the Selling Shareholder in amounts to be negotiated. Such brokers and dealers and any other participating brokers or dealers may be deemed to be "underwriters" within in the meaning of the Securities Act, in connection with such sales. Any commissions, discounts or other fees payable to a broker, dealer or market maker in connection with the sale of any Common Stock will be borne by the Selling Stockholder.

                                 INDEMNIFICATION

      Article Tenth of the Company's Amended Certificate of Incorporation provides for the elimination of personal liabilities of directors of the registrant for breaches of certain of their fiduciary duties to the full extent permitted by Sections 717 and 719 of the New York Business Corporation Law ("BCL"). Specifically, it states that no director of the Company shall be personally liable to the corporation or any of its shareholders for damages of any breach of duty in any such capacity except if a judgment or other final adjudication adverse to him establishes that his acts or omissions were in bad faith or involved intentional misconduct or a knowing violation of the law, or that he personally gained in fact a financial profit or other advantage to which he was not legally entitled or that his acts violated Section 719 of the BCL.

      Section 801(b)(14) of the BCL enables a corporation in its certificate of incorporation to strike out, change or add any provision not inconsistent with the BCL or any other statute, relating to the business of the corporation, its affairs, its rights or powers or the rights or powers of its shareholders, or directors or officers. Section 717 provides for the elimination of personal liabilities of directors provided they act in good faith and with the degree of care used by an ordinary prudent person under like circumstances. Thus, no such provision may eliminate or limit the liability of a director for breaching his duty of loyalty, failing to act in good faith, engaging in intentional misconduct or knowingly violating the law, paying an unlawful dividend, approving an illegal stock repurchase or obtaining an improper personal benefit.

      Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

                                  LEGAL MATTERS

      Certain legal matters with respect to the validity of the shares of Common Stock offered hereby are being passed upon for the Company by Mintz & Fraade, P.C., 488 Madison Avenue, New York, New York 10022.

                                     EXPERTS

      The consolidated financial statements (including schedules incorporated by reference) of Networks North, Inc. at August 31, 1997 and 1996, and for each of the three years in the period ended August 31, 1997, appearing in this Prospectus and Registration Statement have been audited by Ernst & Young, independent auditors, as set forth in their reports thereon incorporated by reference herein which, as to the year 1997, are based in part on the report of Harendorf, Lebane, Moss, independent auditors.

      The information under the caption "Selected Financial Data" for each of the three years in the period ended August 31, 1997 appearing in this Prospectus and Registration Statement have been derived from consolidated financial statements audited by Ernst & Young, independent auditors, as set forth in their reports thereon incorporated by reference elsewhere herein, which, as to the 1997 year, are based in part on the report of by Harendorf, Lebane, Moss, independent auditors of Magic Lantern. The information for each of the two years in the period ended August 31, 1994 appearing have been derived from consolidated financial statements audited by Madgett, Roberts, Marlowe, Laing, Jackson & Chappell, Chartered Accountants, which expressed an unqualified opinion on such statements.

      The consolidated financial statements and selected financial data referred to above are included in reliance upon such reports given upon the authority of such firms as experts in accounting and auditing.

                                MATERIAL CHANGES

Board of Directors

      James Newell and James Thompson, members of the Board of Directors of the Company since 1994 pursuant to Netstar Enterprises Inc.'s ("Netstar") right to designate members of the Board of Directors of the Company, resigned from the Board of Directors of the Company in March, 1998 and June, 1998, respectively. The Board of Directors accepted the resignations of Mr. Newell and

Mr. Thompson at a duly called meeting of the Board of Directors of the Company on July 10, 1998. Pursuant to the Designation Agreement dated October 4, 1994 as between the Company and Netstar, Netstar has the right to designate one-third of the members of the Board of Directors of the Company. Accordingly, Netstar has designated Lorne C. Stephenson and Bart Yabsley as the two directors to replace Messrs. Newell and Thompson. The Board of Directors of the Company confirmed and ratified Messrs. Stephenson and Yabsley at a duly called meeting of the Board of Directors of the Company on July 10, 1998. Messrs. Stephenson and Yabsley's biographies are as follows:

Lorne C. Stephenson, age 47, is the Senior Vice-President, Administration and Corporate Affairs (1995 to present) of Netstar Communications Inc., a company involved in broadcast operations. Mr. Stephenson was the Vice President, Corporate Affairs (1991 - 1995), Vice-President, Entertainment (1989 - 1991), Executive Assistant to Chairman and CEO (1983 - 1989) and Director of Corporate Affairs (1979 - 1983) for John Labatt Ltd., a Canadian-owned international consumer product and entertainment conglomerate. Mr. Stephenson is a member of the Canadian Cultural Advisory Group on International Trade, a member of the Board of Governors and Chairman of the University Advancement Committee of McMaster University and a member of the Board or directors of Montcrest, a private school in Toronto, Canada.

Bart Yabsley, age 34, is the General Counsel, Corporate and Secretary (May 1998 to present) of Netstar Communications Inc., a company involved in broadcast operations. Mr. Yabsley was the Associate General Counsel, Corporate (November 1997 - April 1998) and Legal Counsel (October 1994 - October 1997) of Netstar.

--------------------------------------------------------------------------------

      No dealer, salesperson or any other person has been authorized to give any information or to make any representations other than those contained in this Prospectus, and, if given or made, such information or representations must not be relied upon as having been authorized by the Company or the Selling Shareholders. Neither the delivery of this Prospectus, nor any sale made hereunder shall, under any circumstances, create any implication that there has been no change in the affairs of the Company since the date hereof or that the information contained herein is correct as of any date subsequent to the date hereof. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities offered hereby by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make such offer or solicitation.

                                   ----------

                                TABLE OF CONTENTS
                                                                            Page
Available Information..........................................................4
Information Incorporated by Reference..........................................4
Prospectus Summary.............................................................6
Risk Factors...................................................................8
Use of Proceeds...............................................................10
Price Range of Common Stock...................................................11
Selling Stockholder and Plan of Distribution..................................11
Indemnification...............................................................13
Legal Matters.................................................................14
Experts  .....................................................................14
Material Changes..............................................................14


--------------------------------------------------------------------------------


--------------------------------------------------------------------------------

                               1,359,301 Shares of

                                  Common Stock


                              NETWORKS NORTH, INC.
                             f/k/a NTN Canada, Inc.



                                 --------------
                                   PROSPECTUS
                                 --------------





                                 August 10, 1998

--------------------------------------------------------------------------------

                PART II -- INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

      Expenses payable in connection with the issuance and distribution of the securities being registered (estimated except in the case of the registration fee) are as follows:

                                                                       Amount
                                                                     ----------

Registration Fee                                                     $ 1,253.10

Legal and Accounting Fees and Expenses                               $25,000.00*

Miscellaneous                                                          2,500.00
                                                                     ----------

         TOTAL                                                       $28,753.10
                                                                     ==========

The above fees will be paid by the Company.

*  Estimate

Item 15. Indemnification of Directors and Officers

      Article Tenth of the Registrant's Amended Certificate of Incorporation provides for the elimination of personal liabilities of directors of the registrant for breaches of certain of their fiduciary duties to the full extent permitted by Sections 717 and 719 of the New York Business Corporation Law ("BCL"). Specifically, it states that no director of the Registrant shall be personally liable to the corporation or any of its shareholders for damages of any breach of duty in any such capacity except if a judgment or other final adjudication adverse to him establishes that his acts or omissions were in bad faith or involved intentional misconduct or a knowing violation of the law, or that he personally gained in fact a financial profit or other advantage to which he was not legally entitled or that his acts violated Section 719 of the BCL.

      Section 801(b)(14) of the BCL enables a corporation in its certificate of incorporation to strike out, change or add any provision not inconsistent with the BCL or any other statute, relating to the business of the corporation, its affairs, its rights or powers or the rights or powers of its shareholders, or directors or officers. Section 717 provides for the elimination of personal liabilities of directors provided they act in good faith and with the degree of care used by an ordinary prudent person under like circumstances. Thus, no such provision may eliminate or limit the liability of a director for breaching his duty of loyalty, failing to act in good faith, engaging in intentional misconduct or knowingly violating the law, paying an unlawful dividend, approving an illegal stock repurchase or obtaining an improper personal benefit.

Item 16. Exhibits

(a)   Exhibits

Exhibit No.

5     Opinion of Mintz & Fraade, P.C.

23.1  Consent of Ernst & Young, LLP

23.2  Consent of Mintz & Fraade, P.C. (included in Exhibit 5)

24.   Power of Attorney

Item 17. Undertakings

      The undersigned registrant hereby undertakes:

      (1) to file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement;

            (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (The "Securities Act");

            (ii) to reflect in the Prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission (the "Commission") pursuant to Rule 424(b) if, in the aggregate, the changes in volume and prices represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

            (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

            Provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be filed with a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange of Act of 1934 (the "Exchange Act") that are incorporated by reference in the registration statement.

      (2) that for the purpose of determining any liability under the Securities Act, each post-effective amendment shall be deemed a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed the initial bona fide offering thereof.

      (3) to remove by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (4) that for the purpose of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is therefore, unenforceable.

      In the event that a claim for indemnification against such liabilities (other that the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Etobicoke, Province of Ontario, on this 10th day of August, 1998.

                                          NETWORKS NORTH, INC.

                                          By: /s/ Peter Rona
                                              ----------------------------------
                                                  Peter Rona
                                                  President

      Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following person in the capacities and on the date indicated.

Name                            Title                            Date
----                            -----                            ----

Peter Rona *                    President, Chief Executive       August 10, 1998
--------------------------      Officer, Principal Financial
Peter Rona                      & Accounting Officer and
                                Chairman of the Board of
                                Directors of the Registrant

Douglas R. Connolly *           Director                         August 10, 1998
--------------------------
Douglas R. Connolly

Daniel C. Downs *               Director                         August 10, 1998
--------------------------
Daniel C. Downs

Dale G. Smith *                 Director                         August 10, 1998
--------------------------
Dale G. Smith

Lorne C. Stephenson *           Director                         August 10, 1998
--------------------------
Lorne C. Stephenson

Adrian P. Towning *             Director                         August 10, 1998
--------------------------
Adrian P. Towning

Bart Yabsley *                  Director                         August 10, 1998
--------------------------
Bart Yabsley

*  By:/s/ Peter Rona
      --------------------------
      Peter Rona
      as Attorney-in-Fact